UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  AUGUST 11, 2009  (Date of earliest event reported)

THE ITALIAN OVEN, INC.
(Exact name of registrant as specified in its charter)

PA                                          0-27182                  25-1624305
                                                  (State or other jurisdiction                          (Commission File         IRS Employer
of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

            The Italian Oven Inc. (Pink Sheets:  IOVE), through its subsidiary Italian Oven Technologies, Inc., received approval from Acer Group to become an Acer Channel Partner enabling the Company to distribute Acer Products.  Acer's PC-centric product offering includes mobile and desktop PCs, servers and storage, LCD monitors and high-definition TVs, projectors, and handheld/navigational devices. Sub-brands include the consumer-focused Aspire series, and commercial sector TravelMate, Veriton, and Altos series.  Italian Oven Technologies, Inc., through Italian Oven International, Inc., plans to distribute Acer Products in Central and South America.

             WARNING:  IOVE constitutes an extremely speculative investment.  The company is only now redeveloping its business operations after years of dormancy.  This filing is not an offer to buy or sell securities.  This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management "plans," "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 11, 2009

THE ITALIAN OVEN, INC.

By: /s/ Joanna Chmielewska
Joanna Chmielewska, President

          Yahoo Messenger:  theitalianoven
          AIM:   IOVNinvestors
          ICQ:   576757259
          MECA Messenger:  italianoven
          MSN:  theitalianoven (at) live.com
          Twitter:  italianoven
          web:  www.theitalianoveninc.com
          fax:  1-267-371-5168